UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 9, 2008

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 9, 2008, we notified our employees of an initiative to reduce our headcount by eliminating approximately 47 regular jobs and 26 temporary positions to reduce costs in preparation for additional financing that we will seek during the second half of 2008.  This reduction represents approximately 34% of our total workforce and we expect it to be completed during July 2008.

We estimate that the total cash expenses to be incurred in connection with this reduction in workforce will be approximately $450,000 to $500,000.  Most of these expenses are expected to be incurred in the third quarter of 2008.  We anticipate that average monthly cost savings from the workforce reduction initiative combined with other cost saving initiatives planned by the company will be approximately $1.3 million.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws.  These statements include, but are not limited to, those concerning the accounting charges and the cash expenditures to be incurred in connection with the reduction in workforce, the expected cost savings resulting from the reduction in workforce and other planned cost saving initiatives, the timing of the completion of the reduction in workforce and the expected reduction in the number of personnel.  Forward-looking statements are based on management’s current, preliminary expectations, and are subject to risks and uncertainties that could cause actual results to differ from the results predicted and which are included in the “Risk Factors” section of XTENT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.  This Quarterly Report was filed with the SEC on May 13, 2008, and is available on the company’s investor relations website at http://www.xtentinc.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made.  XTENT undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2008, Brian Walsh, our Vice President of Sales and Marketing, tendered his resignation effective July 11, 2008.  Mr. Walsh has accepted a position as the Chief Executive Officer of a private opthalmics company.  We plan to have our Chief Executive Officer, Gregory D. Casciaro, assume Mr. Walsh’s responsibilities until a suitable replacement is retained.

On July 9, 2008, Jeffry Grainger tendered his resignation as our Vice President of Corporate Affairs and General Counsel effective July 11, 2008.  Mr. Grainger will remain with the company as a non-officer employee until August 1, 2008 after which time, we expect Mr. Grainger to continue providing services to the company as a consultant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: July 10, 2008	By:	/s/ Timothy D. Kahlenberg
Timothy D. Kahlenberg
Chief Financial Officer